Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Vignette Corporation (the “Company”) hereby certify that:

(i) the accompanying Quarterly Report on Form 10-Q/A of the Company for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities Exchange Commission or its staff upon request.

May 19, 2005

/s/ Thomas E. Hogan
Thomas E. Hogan
President and Chief Executive Officer

/s/ Charles W. Sansbury
Charles W. Sansbury
Chief Financial Officer